UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2022
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-05560	04-2302115
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue	Irvine	California	92617
(Address of principal executive offices)			(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) As previously reported in a Form 8-K filed on February 2, 2022 (the “Original Filing”), by Skyworks Solutions, Inc. (the “Registrant”), Eric J. Guerin and Suzanne E. McBride were appointed to the Registrant’s Board of Directors (the “Board”), effective as of January 31, 2022, and February 2, 2022, respectively. At the time of the Original Filing, the Board had not determined committee assignments for Mr. Guerin or Ms. McBride. The Registrant is filing this Form 8-K/A to report that on May 11, 2022, the Board designated Mr. Guerin and Ms. McBride as members of the Nominating and Corporate Governance Committee, effective as of such date. In connection with these appointments, the Board determined that Mr. Guerin and Ms. McBride are independent directors under applicable Nasdaq listing rules.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

May 13, 2022	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary